Exhibit 99.1

MONARCH FINANCIAL HOLDINGS REPORTS RECORD YEAR

WITH A 73% INCREASE IN NET INCOME

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record net income of $3.6 Million for 2006 compared to $2.1 Million in 2005, a 73% increase. The annualized return on average assets (ROA) was 1.05%, and the annualized return on average equity (ROE) was 11.38%, an improvement from the same period in 2005 when these returns were 0.82% and 8.14%, respectively. Basic earnings per share were $0.91, compared to $0.57 the previous year, a 60% increase.

Earnings for the fourth quarter period of 2006 also broke records, with a net income of $1,016,556, which was the first quarter Monarch earned greater than $1 million. This was up 37% from the fourth quarter of 2005 when net income was $743,149. The quarterly annualized return on average assets (ROA) was 1.12%, and the annualized return on average equity (ROE) was 11.96%. Quarterly basic earnings per share were $0.25, compared to $0.19 the previous year, a 32% increase.

At December 31, 2006 total assets were $407.7 million, up $76.5 million or 23% from $331.2 million one year prior. Total loans increased $58.0 million to $321.2 million, up 22% from 2005. Deposits increased $41.0 million to $314.1 million, up 15% from 2005. The company also raised $10 million in trust preferred capital to fund balance sheet growth in July of 2006.

“2006 was another record year for Monarch in many ways. We continued to grow our outstanding team of local bankers and our strong financial results reflect their passion for delivering client-focused financial services. We also added the Virginia Asset Group to better focus on the investment and insurance opportunities with our clients late in the year.” stated William ‘Tree’ Rountree, President and Chief Executive Officer. “During the year we surpassed $300 million in both loans and deposits and $400 million in total assets. Our shareholders were rewarded with a 38% total return on their investment for 2006. We ended another year with excellent asset quality with only one small non-performing loan.”

The Bank’s capital position remains strong with shareholders’ equity growing to $34.0 million at December 31, 2006, which represented 8.3% of total assets. Monarch remains “Well Capitalized,” the highest rating of capital strength by bank regulatory standards.

Net interest income for 2006 grew 42% or $4.2 million compared to 2005. Non-interest income increased 14% for the same period due to increased banking fees related to portfolio growth and income from bank-owned life insurance. Non-interest expense grew 31%, with the majority of the increase related to the hiring of additional bankers and other critical staffing positions, as well as general portfolio growth related expenses.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and three offices in Norfolk, Virginia. Services are also provided through fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (www.monarchbank.com). Our subsidiaries/divisions include Monarch Home Funding (secondary mortgage origination), Virginia Asset Group, LLC (investment and insurance solutions) and Monarch Capital, LLC (commercial mortgage brokerage). We offer investment services through our ownership in BI Investments, LLC (investments and asset management), and insurance services through our ownership in Bankers Insurance, LLC (full-service insurance agency). The shares of Monarch Financial Holdings, Inc. are publicly traded on the NASDAQ Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

Date:	January 24, 2007

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December
	2006	2005
ASSETS:
Cash and due from banks	$9,505	$10,458
Interest bearing bank balances	7,964	2,670
Federal funds sold	1,498	2,147

Investment securities:
Securities available for sale	11,456	14,310
Securities held to maturity	38,574	22,089

Total investment securities	50,030	36,399

Mortgages held for sale	606	4,254

Loans	321,263	263,266
Less allowance for loan losses	(3,235)	(2,685)

Net loans	318,028	260,581

Bank premises and equipment	6,685	3,375
Restricted equity securities	3,750	2,328
Bank owned life insurance	6,297	6,057
Accrued interest receivable and other assets	3,358	2,905

Total assets	$407,721	$331,174

LIABILITIES:
Demand deposits—non-interest bearing	$62,685	$55,503
Demand deposits—interest bearing	9,759	10,570
Money market deposits	146,771	123,968
Savings deposits	6,600	10,052
Time deposits	88,299	72,980

Total deposits	314,114	273,073

Federal funds purchased	—	1
FHLB borrowings	48,075	26,975
Trust preferred subordinated debt	10,000	—
Accrued interest payable and other liabilities	1,490	1,323

Total liabilities	373,679	301,372

MINORITY INTERESTS IN SUSBIDIARY	27	—

SHAREHOLDERS' EQUITY:
Preferred stock, $5 par value, 2,000,000 shares authorized, none issued	—	—
Common stock, $5 par, 20,000,000 shares authorized, issued 4,038,548 shares outstanding at, December 31, 2006 and 3,936,741 shares outstanding at December 31, 2005	20,193	19,684
Capital in excess of par value	9,670	9,679
Retained earnings	4,261	635
Accumulated other comprehensive loss	(109)	(196)

Total shareholders' equity	34,015	29,802

Total liabilities and shareholders' equity	$407,721	$331,174

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
INTEREST INCOME:
Interest on federal funds sold	$6,255	$16,471	$209,189	$50,214
Interest on other bank accounts	49,994	59,876	353,079	85,846
Dividends on restricted securities	31,538	23,834	118,331	83,362
Interest & dividends on investment securities:
Taxable	206,073	167,050	778,669	621,076
Non-taxable	—	—	—	1,765
Interest and fees on loans	6,686,695	4,596,384	23,651,179	14,684,743

Total interest income	6,980,555	4,863,615	25,110,447	15,527,006

INTEREST EXPENSE:
Interest on deposits	2,746,939	1,774,862	9,931,661	5,003,867
Interest on trust preferred subordinated debt	172,799	—	351,231	—
Interest on other borrowings	171,738	115,302	577,794	503,201

Total interest expense	3,091,476	1,890,164	10,860,686	5,507,068

NET INTEREST INCOME	3,889,079	2,973,451	14,249,761	10,019,938
PROVISION FOR LOAN LOSSES	77,100	272,743	559,344	915,014

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,811,979	2,700,708	13,690,417	9,104,924

NON-INTEREST INCOME:
Service charges on deposit accounts	255,848	232,672	924,449	826,948
Mortgage banking income	374,148	477,527	2,060,700	2,062,095
Securities losses, net	(29,139)	—	(29,139)	(10,841)
Other income	382,404	198,987	629,748	271,700

Total non-interest income	983,261	909,186	3,585,758	3,149,902

NON-INTEREST EXPENSE:
Salaries and employee benefits	1,933,869	1,424,248	7,018,828	5,314,087
Occupancy and equipment	450,974	326,468	1,549,886	1,064,184
Data processing	150,737	123,239	562,684	481,023
Other expenses	735,702	626,723	2,738,194	2,228,618

Total non-interest expense	3,271,282	2,500,678	11,869,592	9,087,912

INCOME BEFORE TAXES AND MINORITY INTERESTS	1,523,958	1,109,216	5,406,583	3,166,914

MINORITY INTEREST IN SUBSIDIARY'S LOSS	5,581	—	5,581	—

NET INCOME BEFORE TAXES	1,529,539	1,109,216	5,412,164	3,166,914

Income tax provision	512,983	366,067	1,785,706	1,065,084

NET INCOME	$1,016,556	$743,149	$3,626,458	$2,101,830

NET INCOME PER COMMON SHARE:
Basic	$0.25	$0.19	$0.91	$0.57
Diluted	$0.24	$0.18	$0.87	$0.55

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended December 31			Twelve Months Ended December 31
	2006	2005	Change	2006	2005	Change
EARNINGS
Interest income	$6,980	$4,863	43.5%	$25,110	$15,527	61.7%
Interest expense	3,091	1,890	63.5	10,861	5,507	97.2
Net interest income	3,889	2,973	30.8	14,249	10,020	42.2
Provision for loan losses	77	273	(71.8)	559	915	(38.9)
Noninterest income	983	909	8.1	3,586	3,150	13.8
Noninterest expense	3,271	2,500	30.8	11,870	9,088	30.6
Pre-tax net income	1,524	1,109	37.4	5,406	3,167	70.7
Minority interest in net income	(6)	0	100.0	(6)	0	100.0
Income taxes	513	366	40.2	1,786	1,065	67.7
Net income	1,017	743	36.9	3,626	2,102	72.5

PER COMMON SHARE
Earnings per share - basic	$.25	$0.19	31.6%	$0.91	$0.57	59.6%
Earnings per share - diluted	0.24	0.18	33.3	0.87	0.55	58.2
Book value				8.42	7.56	11.4
Closing market price (adjusted)				17.50	12.68	38.0

FINANCIAL RATIOS
Return on average assets	1.12%	0.97%	15.5%	1.05%	0.82%	28.0%
Return on average shareholders' equity	11.96	10.00	19.6	11.38	8.14	39.8
Average equity to average assets	9.33	9.78	(4.6)	9.24	10.04	(8.0)
Net interest margin (FTE)	4.56	4.24	7.5	4.41	4.16	6.0
Non-interest revenue/Total revenue	12.3	15.8	(22.2)	12.5	16.9	(26.0)

PERIOD END BALANCES
Investment securities				$50,030	$36,399	37.4%
Total loans				321,263	263,266	22.0
Interest-earning assets				391,408	317,120	23.4
Assets				407,721	331,174	23.1
Total deposits				314,114	273,073	15.0
Other borrowings				58,075	26,976	115.3
Shareholders' equity				34,015	29,802	14.1

AVERAGE BALANCES
Total loans	$315,400	$253,901	24.2%	$293,241	$218,542	34.2%
Interest-earning assets	346,729	286,014	21.2	331,211	243,208	36.2
Assets	361,443	301,571	19.9	344,891	257,059	34.2
Total deposits	303,449	257,385	17.9	294,075	213,350	37.8
Other borrowings	13,168	12,848	2.5	13,063	16,368	(20.2)
Shareholders' equity	33,729	29,491	14.4	31,873	25,809	23.5

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$3,157	$2,414	30.8%	$2,685	$1,804	48.8%
Provision for loan losses	77	273	(71.8)	559	915	(38.9)
Charge-offs	—	2	100.0	13	34	(61.8)
Recoveries	1	—	n/a	4	—	n/a
Ending balance	3,235	2,685	20.5	3,235	2,685	20.5

ASSET QUALITY RATIOS
Nonperforming loans to total loans				0.03%	0.00%	3	bp
Allowance for loan losses to total loans				1.01	1.02	0.0%
Allowance for loan losses to nonperforming loans				3,235.00	0.00	100%
Charge-off loans to average loans				0.00	0.00	0.0%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				0	0	0.0%
Nonaccrual				100	0	100.0
OREO				0	0	0.0

Nonperforming assets				100	—	100.0%

bp - Change is measured as difference in basis points.